SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

DYNEGY INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	20-5653152
(State of incorporation or organization)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Participating Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a
Class of securities pursuant to Section 12(b)
of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [  ]

Securities Act registration statement file number to which this form relates: ________________ (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is hereby made to the Registration Statement on Form 8-A filed by Dynegy Inc., a Delaware Corporation (the “Company” or “Dynegy”) with the Securities and Exchange Commission (the “SEC”) on November 23, 2010 (the “Registration Statement”), as amended by Amendment No. 1 to the Registration Statement on Form 8-A/A filed by the Company with the SEC on December 15, 2010 (“Amendment No. 1 to the Registration Statement”), relating to the Stockholder Protection Rights Agreement, dated as of November 22, 2010 (the “Original Rights Agreement”), as amended by Amendment to Stockholder Protection Right Agreement, dated as of December 15, 2010 (“Amendment No. 1”), between the Company and Mellon Investor Services LLC, as Rights Agent.  Such Registration Statement and Amendment No. 1 to the Registration Statement are each hereby incorporated by reference herein.

On February 21, 2011 the Company, entered into an amendment ( “Amendment No. 2”) to the Original Rights Agreement, as amended by Amendment No. 1, with Mellon Investor Services LLC.

The following is a summary of Amendment No. 2 and certain provisions of the Original Rights Agreement, as amended by Amendment No. 1 and Amendment No. 2.  The following summary is qualified in its entirety by the full text of Amendment No. 2, which is attached hereto as Exhibit 4.3, the full text of the Original Rights Agreement, which is attached hereto as Exhibit 4.1, and the full text of Amendment No. 1, which is attached hereto as Exhibit 4.2, each of which is hereby incorporated herein by reference.

The Original Rights Agreement as amended by Amendment No. 1 provided that, subject to certain exceptions, an Acquiring Person is any person having Beneficial Ownership (as defined in the Rights Agreement) of 10% or more of the outstanding shares of common stock, par value $0.01 (“Common Stock”) of the Company.  Amendment No. 2 changes the definition of Acquiring Person such that all references therein to 10% are replaced with 20%.

Item 2.	Exhibits.

Exhibit No.	Description
4.1
Stockholder Protection Rights Agreement, dated as of November 22, 2010, between Dynegy Inc. (the “Company”) and Mellon Investor Services LLC, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of the Company (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 23, 2010).

4.2
Amendment to Stockholder Protection Rights Agreement, dated as of December 15, 2010, between the Company and Mellon Investor Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 15, 2010).

*4.3	Amendment No. 2 to Stockholder Protection Rights Agreement, dated as of February 21, 2011, between the Company and Mellon Investor Services LLC, as Rights Agent.

* Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DYNEGY INC.

Date: February 22, 2011	By	/s/ Kent R. Stephenson

Kent R. Stephenson

Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1
Stockholder Protection Rights Agreement, dated as of November 22, 2010, between Dynegy Inc. (the “Company”) and Mellon Investor Services LLC, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of the Company (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 23, 2010).

4.2
Amendment to Stockholder Protection Rights Agreement, dated as of December 15, 2010, between the Company and Mellon Investor Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 15, 2010).

*4.3	Amendment No. 2 to Stockholder Protection Rights Agreement, dated as of February 21, 2011, between the Company and Mellon Investor Services LLC, as Rights Agent.

* Filed herewith